UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2010

SOUTHERN COPPER CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14066	13-3849074
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, Arizona 85028

(Address and zip code of principal executive offices)

(602) 494-5328

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

Southern Copper Corporation’s subsidiary, Mexicana de Cobre, S.A. de C.V. (Mexcobre), announced that, as of September 2, 2010 a group of followers of the fugitive Napoleon Gomez Urrutia, former leader of the Mexican Mining Union, were impeding, through violent actions and other forms of intimidation, the ability of a majority of Mexcobre’s workers to enter its smelter and refinery complex.

The copper refinery is operating at reduced capacity using Mexcobre’s employees and a reduced number of unionized workers. Mexcobre is also performing planned maintenance work with outside contractors.

Mexcobre has formally demanded that state authorities increase the presence of security forces at Esqueda town in Sonora, located approximately 22 km from its industrial facilities, which is where most of its workers and employees reside.

Mexcobre has started to notify all of its clients and suppliers about this commercial force majeure situation.

Mexcobre does not expect these events to have a material economic impact, because it intends to sell copper concentrates on the international market at favorable terms while this situation continues.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION

Date: September 9, 2010	By:	/s/ Armando Ortega Gomez
	Name:	Armando Ortega Gomez
	Title:	Vice President, Legal, General Counsel and Secretary